Exhibit 10.3

CHEVRONTEXACO CORPORATION
EXCESS BENEFIT PLAN

Amended and Restated as of April 1, 2002

SECTION 1.      INTRODUCTION.

          The ChevronTexaco Corporation Excess Benefit Plan (the “Excess Benefit Plan”) was originally established effective January 1, 1976. Effective as of April 1, 2002, the Excess Benefit Plan was last amended and restated to read as set forth herein. The purposes of the Excess Benefit Plan are: (i) to supplement benefits provided under the Retirement Plan, to the extent such benefits are reduced as a result of the limitation on regular earnings imposed under section 401(a)(17) of the Code or the limitations on annual pension benefits imposed under section 415 of the Code; (ii) to provide retirement benefits that take into account Unrestricted Awards made under the MIP, the Aramco ICP and the Caltex AIP, and salary deferrals under the Deferred Compensation Plan; and (iii) to supplement employer-provided benefits under the ESIP to the extent such benefits are reduced as a result of the limitation on regular earnings imposed under section 401(a)(17) of the Code, the dollar limitation on “annual additions” imposed under section 415(c)(1)(A) of the Code or salary deferrals under the Deferred Compensation Plan.

SECTION 2.      ELIGIBILITY AND PARTICIPATION.

          Participation in the Excess Benefit Plan shall be limited to:

                    (i)     All Members of the Retirement Plan whose benefits thereunder are reduced because of the limitations imposed under section 401(a)(17) or 415 of the Code;

                    (ii)     All Members of the Retirement Plan who receive Unrestricted Awards under the MIP, the Aramco ICP or the Caltex AIP;

                    (iii)     All Members of the Retirement Plan or ESIP who defer salary under the Deferred Compensation Plan; and

                    (iv)     All Members of the ESIP whose allocations of Company Contributions thereunder are reduced because of the limitations imposed under section 401(a)(17) or 415(c)(1)(A) of the Code.

SECTION 3.      PLAN BENEFITS.

          Plan Benefits under the Excess Benefit Plan shall consist of the Retirement Excess Benefit and the ESIP Excess Benefit. No Participant shall be entitled to Plan Benefits until the Participant ceases to be an Employee.

          (a)     Retirement Excess Benefit. A Participant’s Retirement Excess Benefit shall be the sum of (i) and (ii) below:

                    (i)     The lump sum value of an Individual Life Pension, determined by subtracting the Individual Life Pension to which the Participant is entitled under the Retirement Plan from the Individual Life Pension to which the Participant would be entitled thereunder without regard to the Section 401(a)(17) and

Exhibit 10.3

Section 415 Reductions and the Participant’s salary deferrals under the Deferred Compensation Plan. In addition, a Participant’s Retirement Excess Benefit shall include any Interest payable under the Retirement Plan that may not be paid from that Plan because of the limitations imposed under section 415 of the Code. Any such Interest shall be paid or credited, as appropriate, at the time payments are made from the Retirement Plan.

                    (ii)     The lump sum value of an Individual Life Pension, determined as follows:

                              (A)     The Participant’s MIP Excess Benefit Earnings shall be determined by subtracting the Participant’s Highest Average Earnings from the amount that would constitute the Participant’s Highest Average Earnings if the Participant’s Unrestricted Awards under the MIP, the Aramco ICP and the Caltex AIP, as determined by the Committee in its sole discretion, were taken into account as Regular Earnings.

                              (B)     “Unrestricted Awards” with respect to the MIP means any awards under the MIP that are not subject to forfeiture conditions established by the Committee (other than the forfeiture conditions expressly described in the text of the MIP). “Unrestricted Awards” with respect to the Aramco ICP means any awards under the Aramco ICP that are taken into account under the Aramco Plan prior to 1989. “Unrestricted Awards” with respect to the Caltex AIP means any awards under the Caltex AIP that are taken into account under the Caltex Plan.

                              (C)     Each Unrestricted Award under the MIP shall be deemed paid in equal monthly installments for that portion of the MIP Award Year during which the Participant was an Employee and a participant in the MIP, without regard to when the Participant is informed of such Award or when such Award is actually paid. If an Unrestricted Award under the MIP is made after the close of the applicable MIP Award Year, if necessary, the Committee shall recalculate the Participant’s Plan Benefit solely for the purpose of taking such Award into consideration. For purposes of any such recalculation, the Committee shall not credit the Participant with any interest nor make any other change in the methods, factors or assumptions used in the original calculation. All Unrestricted Awards under the Aramco ICP and/or the Caltex AIP shall be deemed paid in equal monthly installments for that portion of the award year under the Aramco Plan and the Caltex Plan, respectively, during which the Participant was a participant in such Plan.

                              (D)     The Participant’s MIP Credited Service shall be that portion of the Participant’s Period of Service which is taken into account in computing the Participant’s Plan Benefit under the Retirement Plan, excluding all service prior to the date on which the Participant reaches age 25 that occurs before July 1, 1986.

                              (E)     An Individual Life Pension shall be determined under the applicable formula set forth in sections 3(c), 4(c) and 6(d) of the Retirement Plan, on the basis of the Participant’s MIP Excess Benefit Earnings and MIP Credited Service, without regard to any Social Security Offset provided in such formula.

          (b)     Calculation of Retirement Excess Benefit.

                    (i)     The lump sum value of a Participant’s Retirement Excess Benefit shall be the present value of the Individual Life Pension described in Section 3(a) above. Such present value shall be computed under whichever of the following rules is applicable:

                              (A)     If the Participant elects to have his or her Plan Benefit under the Retirement Plan paid in the form of a monthly pension, such present value shall be computed under the rules and assumptions that would be used for calculating the payment of such Individual Life Pension under the Lump Sum Option of the Retirement Plan, based on the Participant’s age and the interest rates in effect on the first day of the first month for which the Retirement Plan pension is paid; or

Exhibit 10.3

                              (B)     If the Participant elects to have his or her Plan Benefit under the Retirement Plan paid under the Lump Sum Option, such present value shall be computed under the same rules and assumptions and shall be determined as of the same date used for the calculation of the basic amount of the lump sum payment from the Retirement Plan.

                    (ii)     Interest shall accrue on the unpaid portion, if any, of a Participant’s Retirement Excess Benefit, commencing on the last day of the month after the month as of which the lump sum value of such Excess Benefit is calculated. If a Participant receives an Unrestricted Award under the MIP after termination of employment, any additional Retirement Excess Benefit attributable to that Award shall accrue interest commencing as of the first day of the month after the month in which the Award is granted. Interest shall be credited and compounded at the end of each Quarter at a rate equal to the average market yield for the preceding Quarter on U.S. Government 10-year bonds, constant maturity, as published by Data Resources Inc. in Data Resources Review of the U.S. Economy, or in such other source as the Committee may from time to time prescribe.

          (c)     ESIP Excess Benefit. A Participant’s ESIP Excess Benefit shall be the lump sum value of a Participant’s Stock Units, determined as follows:

                    (i) The Committee shall establish an ESIP Excess Benefit Account for each Participant whose share of Company Contributions under the ESIP is reduced for any payroll period on account of the Section 401(a)(17) or Section 415(c)(1)(A) Reductions or on account of deferrals under the Deferred Compensation Plan. Stock Units shall be credited to such Account as set forth in (ii) and (iii) below.

                    (ii)     As of the close of each payroll period, each Participant’s ESIP Excess Benefit Account shall be credited with the number of Stock Units determined by subtracting the amount of Company Contributions allocated to such Participant’s Accounts under the ESIP for such payroll period from the amount of Company Contributions that would have been allocated to such Participant for such payroll period without regard to the Section 401(a)(17) and Section 415(c)(1)(A) Reductions and the Participant’s deferrals under the Deferred Compensation Plan, and by dividing the resulting amount by the per share price used in allocating the Company Contribution under the ESIP for such payroll period.

                    (iii)     As of the payment date of a cash dividend paid with respect to shares of ChevronTexaco Stock, each Participant’s ESIP Excess Benefit Account shall be credited with the number of Stock Units determined by multiplying the number of Stock Units in such Account on the appropriate dividend payment date by the per share amount of such dividend, and by dividing the resulting amount by the average share price obtained in connection with the reinvestment of the dividend in the non-leveraged ESOP stock fund within the ESIP.

          (d)     Integration with Gulf SPP Benefits. The Retirement Excess Benefit of any Participant who is an Eligible Employee under the Gulf SPP shall be reduced as follows. Before conversion to a present lump sum value, the Individual Life Pension determined under Section 3(a) above with respect to the Participant’s MIP Credited Service completed before July 1, 1986, shall be reduced (but not below zero) by the Participant’s net Gulf SPP individual life pension (determined after the application of all offsets under the Gulf SPP for qualified pension plan benefits). Any Spouse-Pension or Gulf Retirement Bonus provided under the Gulf SPP shall be ignored.

SECTION 4.      DISTRIBUTION OF PLAN BENEFITS.

          Distribution of Plan Benefits hereunder shall be made in cash after the Participant ceases to be an Employee at such time or times as the Committee shall determine in its sole discretion. A Participant who is employed by Chevron Phillips Chemical JV shall be deemed to have ceased to be an Employee for this purpose

Exhibit 10.3

(i) in the case of the Retirement Excess Benefit, upon the earlier of the date when he or she is eligible for early retirement under the Retirement Plan or the date his or her employment with Chevron Phillips Chemical JV terminates; and (ii) in the case of the ESIP Excess Benefit, on the date his or her employment by the Corporation and its subsidiaries and affiliates (other than Chevron Phillips Chemical JV) terminates. The Committee has established the following guidelines for determining the time of distribution of Plan Benefits:

          (a)     Retirement Excess Benefit.

                    (i)     In no event shall distribution of the Participant’s Retirement Excess Benefit be made prior to the date payment of the Participant’s benefit under the Retirement Plan is made or commences.

                    (ii)     Unless the Committee approves a Participant’s distribution request pursuant to Section 4(a)(iii) below, distribution of the Participant’s Retirement Excess Benefit shall commence in the first January, April, July or October that is at least 12 months after the Participant ceases to be an Employee and shall be made in ten approximately equal annual installments. All installments after the first shall be paid in January.

                    (iii)     Within 30 days after the date a Participant ceases to be an Employee, the Participant may make a request for distribution at the time and in the manner described in (A) or (B) below by filing the prescribed form with the Committee. Distribution of the Participant’s Retirement Excess Benefit shall be made in accordance with such request unless the Committee has disapproved the Participant’s request or has determined that the distribution shall be made at some other time; provided, however, that (1) no distribution may be made pursuant to such request within the 12-month period commencing on the date the request is filed with the Committee and (2) any distribution scheduled to be made within such 12-month period pursuant to Section 4(a)(ii) above shall be made without regard to the request made pursuant to this Section 4(a)(iii):

                              (A)     In a lump sum in any January, April, July or October after the Participant ceases to be an Employee, but not later than the first January after the later of the date the Participant attains age 70 1/2 or the date the Participant ceases to be an Employee;

                              (B)     In fifteen or fewer approximately equal annual installments, commencing in any January, April, July or October after the Participant ceases to be an Employee, but not later than the first January after the later of the date the Participant attains age 70 1/2 or the date the Participant ceases to be an Employee. All installments after the first shall be paid in January.

                    (iv)     Distribution of a Participant’s Retirement Excess Benefit shall be made in accordance with the Participant’s request, unless the Committee has disapproved the request or has determined that the distribution shall be made at some other time.

                    (v)     The amount of any installment payment shall be determined by dividing the unpaid balance of the Participant’s Retirement Excess Benefit, including credited interest, as of the close of the Quarter preceding the distribution date, by the number of annual payments remaining to be made. The last installment payment shall include interest for the Quarter in which such payment is made.

                    (vi)     The time of distribution pursuant to Section 4(a)(ii) or (iii) above may only be changed by the Committee. A Participant may request such a change by describing to the Committee in writing the Participant’s reason for such request. The Committee shall approve such change only upon a showing of hardship or significantly changed circumstances based on substantial evidence.

Exhibit 10.3

                    (vii)     In the event that a Participant receives an Unrestricted Award under the MIP after the date distribution of such Participant’s Retirement Excess Benefit is made or commenced pursuant to Section 4(a)(ii) or (iii) above, the following rules shall apply:

                              (A)     If the Participant received a single payment pursuant to Section 4(a)(iii)(A) above, the additional Retirement Excess Benefit attributable to such Unrestricted Award under the MIP shall be paid in a lump sum as soon as practicable; and

                              (B)     If the Participant commenced to receive installment payments pursuant to Section 4(a)(ii) or (iii)(B) above, such Participant’s future installment payments shall be recalculated to reflect the additional Retirement Excess Benefit attributable to such Unrestricted Award under the MIP.

                    (viii)     In the event that the balance in a Participant’s Account is less than $50,000 on the date the Participant ceases to be an Employee, then any provision of this Section 4(a) to the contrary notwithstanding, payment shall be made in a lump sum as soon as reasonably practicable following the last business day of the Quarter following the Quarter in which the Participant ceased to be an Employee. Such payment shall be based on the value of the Participant’s Account as of the last business day of the Quarter following the Quarter in which the Participant ceased to be an Employee. This Section 4(a)(viii) shall not apply to a Participant who ceased to be an Employee before April 1, 2002.

          (b)     ESIP Excess Benefit.

                    (i)     Unless the Committee approves a Participant’s distribution request pursuant to Section 4(b)(ii) below, distribution of the value of the Stock Units credited to the Participant’s ESIP Excess Benefit Account shall commence in the first January, April, July or October that is at least 12 months after the Participant ceases to be an Employee and shall be made in ten approximately equal annual installments. All installments after the first shall be paid in January.

                    (ii)     Within 30 days after the date a Participant ceases to be an Employee, the Participant may make a request for distribution at the time and in the manner described in (A) or (B) below by filing the prescribed form with the Committee. Distribution of the value of the Stock Units credited to the Participant’s ESIP Excess Benefit Account shall be made in accordance with the first such request made after December 31, 1996, unless the Committee has disapproved the Participant’s request or has determined that the distribution shall be made at some other time; provided, however, that (1) no distribution may be made pursuant to such request within the 12-month period commencing on the date the request is filed with the Committee and (2) any distribution scheduled to be made within such 12-month period pursuant to Section 4(b)(i) above shall be made without regard to the request made pursuant to this Section 4(b)(ii):

                              (A)     In a lump sum in any January, April, July or October after the Participant ceases to be an Employee, but not later than the first January after the later of the date the Participant attains age 70 1/2 or the date the Participant ceases to be an Employee;

                              (B)     In fifteen or fewer approximately equal annual installments, commencing in any January, April, July or October after the Participant ceases to be an Employee, but not later than the first January after the later of the date the Participant attains age 70 1/2 or the date the Participant ceases to be an Employee. All installments after the first shall be paid in January.

Exhibit 10.3

                    (iii)     Distribution of a Participant’s ESIP Excess Benefit shall be made in accordance with the Participant’s request, unless the Committee has disapproved the request or has determined that the distribution shall be made at some other time.

                    (iv)     The amount of a cash payment pursuant to Section 4(b)(i) or (ii) shall be determined by dividing the number of Stock Units credited to the Participant’s ESIP Excess Benefit Account as of the close of the Quarter preceding the distribution date by the number of annual payments remaining to be made, and by converting the resulting number of Stock Units to a cash amount by multiplying such number of Stock Units by the average daily trade price for the leveraged ESOP stock fund within the ESIP as of the last business day of the Quarter preceding the date payment is made under the Excess Benefit Plan.

                    (v)     The time of distribution pursuant to Section 4(b)(i) or (ii) above may only be changed by the Committee. The Participant may request such a change by writing to the Committee setting forth the Participant’s reason for such request. The Committee shall approve such distribution only upon a showing of hardship or significantly changed circumstances based on substantial evidence.

                    (vi)     In the event that the balance in a Participant’s Account is less than $50,000 on the date the Participant ceases to be an Employee, then any provision of this Section 4(b) to the contrary notwithstanding, payment shall be made in a lump sum as soon as reasonably practicable following the last business day of the Quarter following the Quarter in which the Participant ceased to be an Employee. Such payment shall be based on the value of the Participant’s Account as of the last business day of the Quarter following the Quarter in which the Participant ceased to be an Employee. This Section 4(b)(vi) shall not apply to a Participant who ceased to be an Employee before April 1, 2002.

          (c)     Benefits in Pay Status on July 1, 1996. Notwithstanding the foregoing provisions of this Section 4, Plan Benefits in pay status on July 1, 1996 shall continue to be paid in accordance with the terms of the Excess Benefit Plan as in effect prior to July 1, 1996, except that all installment payments after the first shall be paid in January.

SECTION 5.      DEATH BENEFITS.

          (a)     Retirement Excess Benefit.

                    (i)     If a Participant dies after ceasing to be an Employee, the unpaid portion of the Participant’s Retirement Excess Benefit shall be distributed to the Participant’s Beneficiary in accordance with Section 5(c).

                    (ii)     If a Participant ceases to be an Employee by reason of death and the Participant’s Beneficiary under the Retirement Plan is entitled to a Pre-Retirement Lump Sum Death Benefit under the Retirement Plan, the Participant’s Retirement Excess Benefit shall be distributed to the Participant’s Beneficiary in accordance with Section 5(c). The lump sum value of such Excess Benefit shall be determined as of the first day of the month following the month in which the Participant dies.

                    (iii)     If a Participant ceases to be an Employee by reason of death and the Participant’s surviving spouse is entitled to a Pre-Retirement Spouse Pension under the Retirement Plan, a portion of the Participant’s Retirement Excess Benefit shall be distributed to the Participant’s surviving spouse. Such portion shall be calculated in the manner prescribed in Sections 9(b)(ii) and 9(c)(ii)(B) of the Retirement Plan. Such distribution to the Participant’s surviving spouse shall be made in accordance with Section 5(c).

Exhibit 10.3

          (b)     ESIP Excess Benefit.

                    (i)     If a Participant dies after ceasing to be an Employee, the unpaid portion of the Participant’s ESIP Excess Benefit shall be distributed to a Participant’s Beneficiary in accordance with Section 5(c).

                    (ii)     If a Participant ceases to be an Employee by reason of death, his or her ESIP Excess Benefit shall be distributed to the Participant’s Beneficiary in accordance with Section 5(c).

          (c)     Beneficiaries. A Participant may designate on the prescribed form filed with the Committee one or more Beneficiaries to receive payment of any Plan Benefits hereunder that become distributable after the Participant’s death. A Participant may change such designation at any time by filing the prescribed form with the Committee. If a Beneficiary has not been designated or if no designated Beneficiary survives the Participant, distribution will be made to the Participant’s surviving spouse as Beneficiary if such spouse is then living or, if not, in equal shares to the then living children of the Participant as Beneficiaries or, if none, to the Participant’s estate as Beneficiary. Distributions under this Section 5(c) will be made in such manner and at such times as the Committee shall determine in its sole discretion. Unless the Committee directs otherwise, the elections provided in Section 4 may be made by the Beneficiary following the Participant’s death.

SECTION 6.      MISCELLANEOUS.

          (a)     Forfeitures. Plan Benefits which are unpaid shall be forfeited under the following circumstances:

                    (i)     If the Participant is dismissed for cause or otherwise ceases to be an Employee at a time when a basis for such dismissal exists; or

                    (ii)     If, before or after the Participant ceases to be an Employee, the Participant engages in any activity which, in the opinion of the Committee, is prejudicial to the interests of any member of the Affiliated Group; or

                    (iii)     If the Participant is indebted to any member of the Affiliated Group at the time he or she becomes entitled to payment of a Plan Benefit hereunder. In such a case, to the extent that the amount of the Plan Benefit does not exceed such indebtedness, the amount of such Plan Benefit shall be forfeited and the Participant’s indebtedness shall be extinguished to the extent of such forfeiture. The Committee in its sole discretion shall determine how and why such forfeiture shall be effected, including the valuation of any Stock Units credited to the Participant’s ESIP Excess Benefit Account. Any forfeiture under this Section 6(a)(iii) shall be deemed to come first from the Participant’s Retirement Excess Benefit and then from his or her ESIP Excess Benefit.

          (b)     Funding. The Excess Benefit Plan shall be unfunded, and all Plan Benefits shall be paid only from the general assets of ChevronTexaco Corporation.

          (c)     Tax Withholding. All distributions shall be net of any necessary payroll deductions including, but not limited to, income tax withholding required by federal, state or local law. In addition, any withholding required under the Federal Insurance Contributions Act or the Federal Unemployment Tax Act (and any income tax withholding attributable thereto) with respect to a Participant’s Retirement Excess Benefit prior to the date a distribution is made from the Excess Benefit Plan shall be debited from the Participant’s Retirement Excess Benefit.

          (d)     No Employment Rights. Nothing in this Excess Benefit Plan shall be deemed to give any individual a right to remain in the employ of any member of the Affiliated Group nor affect the right of a member of the Affiliated Group to terminate any individual’s employment at any time and for any reason, which right is hereby reserved.

Exhibit 10.3

          (e)     No Assignment of Property Rights. Except as otherwise provided in Section 6(a)(iii) with respect to a Participant’s indebtedness to any member of the Affiliated Group, or except as otherwise provided by applicable law, the interest or property rights of any person in the Excess Benefit Plan or in any distribution to be made hereunder shall not be assigned (either at law or in equity), alienated, anticipated or subject to attachment, bankruptcy, garnishment, levy, execution or other legal or equitable process. Any act in violation of this Section 6(e) shall be void. Notwithstanding the foregoing, the creation, assignment or recognition of a right to all or any portion of a Participant’s Plan Benefit hereunder pursuant to a “qualified domestic relations order,” (within the meaning of section 414(p) of the Code) shall not constitute a violation of this Section 6(e).

          (f)     Effect of Change in Capitalization on ESIP Excess Benefit Accounts. In the event of a stock split, stock dividend or other change in capitalization affecting ChevronTexaco Stock, an appropriate number of Stock Units shall be substituted for, or added to, each Stock Unit then credited to the ESIP Excess Benefit Account of each Participant, and such substituted or added Unit shall be subject to the same terms and conditions as the original Unit.

          (g)     Administration. The Excess Benefit Plan shall be administered by the Committee. No member of the Committee shall become a Participant in the Excess Benefit Plan. The Committee shall make such rules, interpretations and computations as it may deem appropriate. The Committee shall have sole discretion to interpret the terms of the Excess Benefit Plan, and any decision of the Committee with respect to the Excess Benefit Plan, including (without limitation) any determination of eligibility to participate in the Excess Benefit Plan and any calculation of Plan Benefits shall be conclusive and binding on all persons.

          (h)     Amendment and Termination. ChevronTexaco Corporation expects to continue the Excess Benefit Plan indefinitely. Future conditions, however, cannot be foreseen, and ChevronTexaco Corporation shall have the authority to amend or to terminate the Excess Benefit Plan at any time and for any reason, by action of its board of directors or by action of a committee or individual(s) acting pursuant to a valid delegation of authority. In the event of the amendment or termination of the Excess Benefit Plan, a Participant’s Retirement Excess Benefit and ESIP Excess Benefit shall not be less than the amounts to which he or she would have been entitled if his or her employment had terminated immediately prior to such amendment or termination.

          (i)     Successors And Assigns. The Excess Benefit Plan shall be binding upon the Corporation, its Successors and Assigns. Notwithstanding that the Excess Benefit Plan may be binding upon a Successor or Assign by operation of law, the Corporation shall require any Successor or Assign to expressly assume and agree to be bound by the Excess Benefit Plan in the same manner and to the same extent that the Corporation would be if no succession or assignment had taken place.

SECTION 7.      CHANGE IN CONTROL

          Notwithstanding any other provisions of this Excess Benefit Plan to the contrary, the provisions of this Section 7 shall apply during the Benefit Protection Period.

          (a)     Restrictions on Amendments During Benefit Protection Period. Notwithstanding Section 6(h) of the Excess Benefit Plan, except to the extent required to comply with applicable law, no amendment of the Excess Benefit Plan (other than an amendment to reduce or discontinue future accruals under the Excess Benefit Plan) that is executed or first becomes effective during the Benefit Protection Period shall:

                    (i)     Deprive any individual who is a Participant on the Benefit Protection Period Commencement Date or immediately prior to a Change in Control of coverage under the Excess Benefit Plan as constituted at the time of such amendment;

Exhibit 10.3

                    (ii)     Deprive any individual who is a Beneficiary with respect to an individual who is a Participant on the Benefit Protection Period Commencement Date or immediately prior to a Change in Control of any benefit to which he or she is entitled on the Benefit Protection Period Commencement Date or may become entitled during the Benefit Protection Period;

                    (iii)     Reduce the amount of benefits provided under the Excess Benefit Plan below the benefits provided under the Excess Benefit Plan on the day prior to the Benefit Protection Period Commencement Date;

                    (iv)     Amend Sections 6(I), 7, 8.4, 8.5, 8.8, or 8.32 of the Excess Benefit Plan; or

                    (v)     Terminate the Excess Benefit Plan.

For purposes of this Section 7, approval shall mean written approval (by a person or entity within ChevronTexaco Corporation having the authority to do so) of such amendment or termination.

          (b)     Exception to Section 7(a). Section 7(a) shall not apply to the extent that (i) the amendment or termination of the Excess Benefit Plan is approved after any plans have been abandoned to effect the transaction which, if effected, would have constituted a Change in Control and the event which would have constituted the Change in Control has not occurred, and (ii) within a period of six months after such approval, no other event constituting a Change in Control shall have occurred, and no public announcement of a proposed event which would constitute a Change in Control shall have been made, unless thereafter any plans to effect the Change in Control have been abandoned and the event which would have constituted the Change in Control has not occurred.

          (c)     Restrictions on Certain Actions Prior to or Following, a Change in Control. Notwithstanding any contrary provisions of the Excess Benefit Plan and except to the extent required to comply with applicable law, (1) any amendment or termination of the Excess Benefit Plan which is executed or would otherwise become effective prior to a Change in Control at the request of a third party who effectuates a Change in Control shall not be an effective amendment or termination of the Excess Benefit Plan during the Benefit Protection Period; and (2) the Excess Benefit Plan shall not be amended at any time if to do so would adversely affect the rights derived under the Excess Benefit Plan from this Section 7 of any individual who is a Member of the Retirement Plan or the ESIP during the Benefit Protection Period or a Beneficiary with respect to a Participant during the Benefit Protection Period. Furthermore, following a Change in Control, no person shall take any action that would directly or indirectly have the same effect as any of the prohibited amendments listed in Section 7(a).

          (d)     Effect on other Benefits. In calculating a Participant’s Retirement Plan Excess Benefit under Section 3(a) and MIP Excess Benefit under Section 3(c), it shall be assumed that the Retirement Plan formula in effect on the Benefit Protection Period Commencement Date had continued in effect through the date the Participant’s employment with the Affiliated Group terminates.

          (e)     ESIP Excess Benefit. Each of a Participant’s Stock units shall be converted to a dollar amount immediately after a Change in Control in an amount equal to the greater of (1) the highest price paid per share of ChevronTexaco Stock (the “Shares”) paid to holders of the Shares in any transaction (or series of transactions) constituting or resulting in a Change in Control or (2) the highest closing price of a Share as reported on the New York Stock Exchange, Inc. composite transaction report during the ninety-day period ending on the date of a Change in Control. Thereafter interest shall be added to the unpaid portion of the total dollar amount of the Participant’s ESIP Excess Benefit in the manner described in Section 4(b)(iv).

Exhibit 10.3

          (f)     MIP Excess Benefit. References to MIP in the Excess Benefit Plan shall include the Management Incentive Plan of ChevronTexaco Corporation and any alternative plan or program established to provide incentive awards in lieu of those provided under the Management Incentive Plan.

          (g)     Distribution of Plan Benefits. Each Participant’s Plan Benefits shall be distributed in a single lump sum cash payment immediately after the later of the date of the Change in Control or the date the Participant’s employment with the Affiliated Group terminates.

          (h)     Establishment of a Trust. Notwithstanding anything contained in this Excess Benefit Plan to the contrary, nothing herein shall prevent or prohibit the Corporation from establishing a trust or other arrangement for the purpose of providing for the payment of the benefits payable under this Excess Benefit Plan.

          (i)     No Forfeitures. Plan Benefits shall not be subject to forfeiture under any circumstances, including the circumstances provided in Section 6(a) of the Excess Benefit Plan.

          (j)     Miscellaneous.

                    (i)     Notwithstanding anything contained in the Excess Benefit Plan to the contrary, no Participant shall be required to mitigate the amount of any payment or benefit provided for in the Excess Benefit Plan by seeking other employment or otherwise and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to any participant in any subsequent employment.

                    (ii)     The provisions of the Excess Benefit Plan shall be deemed severable and the validity or enforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

                    (iii)     The Corporation’s obligation to make the payments and provide the benefits provided for in the Excess Benefit Plan and otherwise to perform its obligation hereunder shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Corporation may have against the Participant or others.

                    (iv)     No provision of the Excess Benefit Plan may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Participant and the corporation. No waiver by either party hereto at any time of breach by the other party hereto of, or compliance with, any condition or provision of the Excess Benefit Plan to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or any prior or subsequent time.

SECTION 8.      DEFINITIONS.

          Except as provided below, capitalized terms used in the Excess Benefit Plan shall have the same meaning as in the Retirement Plan or ESIP, as appropriate:

          8.1     “Aramco ICP” means the Arabian American Oil Company Incentive Compensation Plan.

          8.2     “Aramco Plan” means the Arabian American Oil Company Supplementary Retirement Plan.

          8.3     “Beneficiary” means the person or persons entitled to receive a Participant’s Plan Benefit in the event the Participant dies prior to receiving the entire amount of such Plan Benefit, as provided in Section 5(c).

          8.4     “Benefit Protection Period” means the period commencing on the Benefit Protection Period Commencement Date and terminating two years after the date of a Change in Control.

Exhibit 10.3

          8.5     “Benefit Protection Period Commencement Date” means the date six months prior to the public announcement of the proposed transaction which, when effected, is a Change in Control.

          8.6     “Caltex AIP” means the Caltex-Amoseas Annual Incentive Plan.

          8.7     “Caltex Plan” means the Pension Supplementation Plan of Caltex Corporation.

          8.8     “Change in Control” means a change in control of the Corporation as defined in Article VI of the Corporation’s By-Laws, as it may be amended from time-to-time.

          8.9     “Code” means the Internal Revenue Code of 1986, as amended.

          8.10     “Committee” means the Management Compensation Committee of the Board of Directors of ChevronTexaco Corporation.

          8.11     “Composite Transaction Report” means the New York Stock Exchange, Inc. Composite Transaction Report, or such other stock report as the Committee from time to time may designate.

          8.12     “Corporation” means ChevronTexaco Corporation, a Delaware corporation.

          8.13     “Deferred Compensation Plan” means the ChevronTexaco Corporation Deferred Compensation Plan for Management Employees (formerly the Salary Deferral Plan for Management Employees).

          8.14     “Employee” means an individual who is on the U. S. dollar payroll of and is rendering services to ChevronTexaco Corporation or one of its subsidiaries or affiliates.

          8.15     “ESIP” means the ChevronTexaco Corporation Employee Savings Investment Plan.

          8.16     “ESIP Excess Benefit” means the benefit described in Section 3(c).

          8.17     “ESIP Excess Benefit Account” means the account described in Section 3(c)(i).

          8.18     “Gulf SPP” means the Supplemental Pension Plan of Gulf Oil Corporation.

          8.19     “Gulf SPP Benefit” means the benefits provided for in the Gulf SPP, other than the Special Retirement Bonus provided for in Section 11 thereof.

          8.20     “MIP” means the Management Incentive Plan of ChevronTexaco Corporation.

          8.21     “MIP Award Year” means the calendar year with respect to which an award is made under the MIP.

          8.22     “MIP Credited Service” is defined in Section 3(a)(ii)(D).

          8.23     “MIP Excess Benefit Earnings” is defined in Section 3(a)(ii)(A).

          8.24     “Participant” means a person who is eligible to participate in the Excess Benefit Plan as provided in Section 2.

          8.25     “Plan Benefit” means the benefits described in Section 3.

          8.26     “Plan Year” means the calendar year.

          8.27     “Quarter” means a calendar quarter.

          8.28     “Retirement Excess Benefit” means the benefit described in Section 3(a).

Exhibit 10.3

          8.29     “Retirement Plan” means the ChevronTexaco Corporation Retirement Plan, including all Supplements thereto.

          8.30     “Section 401(a)(17) Reduction” means, as the context may require, (i) any reduction in the allocation of Company Contributions to a Participant by reason of the limitation on Member Contributions that is required to comply with section 401(a)(17) of the Code, and (ii) any reduction in a Participant’s Plan Benefit under the Retirement Plan by reason of the limitation on Regular Earnings that is required to comply with section 401(a)(17) of the Code.

          8.31     “Section 415 Reduction” means any reduction in a Participant’s Plan Benefit under the Retirement Plan that is required to comply with any of the limitations on annual pension benefits imposed under section 415 of the Code.

          8.32     “Section 415(c)(1)(A) Reduction” means any reduction in the allocation of Company Contributions to a Participant that is required to comply with the dollar limitation on “annual additions” imposed under section 415(c)(1)(A) of the Code. “Section 415(c)(i)(A) Reduction” shall not include any reduction with respect to any special allocation made pursuant to Section 24.5 of the ESIP, as amended from time to time, with respect to a “change in control” as that term is defined in such Section 24.5 of the ESIP.

          8.33     “Spouse-Pension” means the Spouse-Pension provided for in the Gulf SPP.

          8.34     “Stock Units” means the ChevronTexaco stock equivalents credited to a Participant’s ESIP Excess Benefit Account in accordance with Section 3(c).

          8.35     “Successors and Assigns” means a corporation or other entity acquiring all or substantially all the assets and business of the ChevronTexaco Corporation (including the Plan) whether by operation of law or otherwise.

          8.36     “Unrestricted Award” means a nonforfeitable award under the MIP, Aramco ICP or Caltex AIP, as described in Sections 3(a)(ii)(B) and (C).

SECTION 9.      EXECUTION.

          To record the amendment and restatement of the Excess Benefit Plan to read as set forth herein effective as of April 1, 2002, ChevronTexaco Corporation has caused its authorized officer execute this document this first day of April, 2002.

CHEVRONTEXACO CORPORATION

By	/s/ David J. O’Reilly

Chairman of the Board

Date	April 1, 2002